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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Henry Schein, Inc.
Melville, New York

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 1997 relating to the consolidated financial statements and schedule of Henry Schein, Inc. (the "Company") and of our report dated February 5, 1997 relating to the financial statements of HS Pharmaceutical, Inc., appearing in the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 28, 1996 and Form 8-K dated June 24, 1997.

/s/ BDO SEIDMAN LLP

New York, New York
November 7, 1997

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